                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                 April 19, 2005

               Date of Report (date of earliest event reported)

                           COGNIGEN NETWORKS, INC.
                           -----------------------
            (Exact name of registrant as specified in its charter)

     Colorado                           0-11730                 84-1089377
--------------------             -------------------         ----------------
(State or other jurisdiction    (Commission File No.)         I.R.S. Employer
   of incorporation)                                        (Identification No.)

6405 218th Street, SW, Suite 305, Mountlake Terrace, Washington        98403
---------------------------------------------------------------        -----
      (Address of principal executive offices)                       (Zip Code)

                                (425) 329-2300
                                --------------
             (Registrant's telephone number, including area code)

             _____________________N/A___________________________
        (Former name or former address, if changed since last report)

Item 8.01.  Other Events.

On  April  19,  2005,  we  entered  into a  Services  Agreement  with  Vcommerce
Corporation  pursuant to which  Vcommerce has agreed to provide us with the back office for an online store which we plan to offer to customers through our agent force beginning in the summer of 2005.  Pursuant to the Services  Agreement,  we have agreed to pay  Vcommerce  $20,000 upon the signing  thereof  (which we have paid) and $5,000 per month over the first 12 months of the  Services  Agreement.
We have also  agreed to pay  Vcommerce  a fee of  $4,000  per month for  monthly hosting,  a per transaction fee of a maximum of $1.50 and a customer service fee of $900 for the setup,  $95 per month for the 800 line and $.95 per minute for a customer's call.

The Services Agreement is in effect for 36 months with automatic renewals unless terminated  by either  party.  We also have the right to  terminate it after the first 12 months of the term by paying Vcommerce $24,000 and giving Vcommerce six months  notice of  termination  during which period  Vcommerce  would provide no services to us.

We intend  to use the  vendors  provided  by  Vcommerce  to put  certain  of the vendors' products on our website for purchase at very competitive  prices by our agents and  customers.  Our agents and  customers  will also be able to purchase memberships  in our online  store for a yearly fee and then be able to  purchase products  offered by the vendors at an even lower price. Our agents will receive a commission for memberships sold and products purchased.

We might assign the Services Agreement to a wholly owned subsidiary.

We previously filed this under Item 1.01 by mistake.

                                  SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2005                        COGNIGEN NETWORKS, INC.

                                          /s/Thomas S. Smith
                                          Thomas S. Smith
                                          President and Chief Executive
                                           Officer